UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Vintage Wine Estates, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40016	87-1005902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard Suite 210
Incline Village, Nevada		89451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 289-9463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) amends and supplements the Form 8-K filed by Vintage Wine Estates, Inc. (the “Company”) on July 20, 2023 (the “Initial Form 8-K”). As previously reported in the Initial Form 8-K, on July 19, 2023, the Company and Terry Wheatley entered into a Separation Agreement wherein they agreed to use good faith reasonable efforts to enter into an asset purchase agreement for the sale to Ms. Wheatley of the Company’s intellectual property rights related to its "Purple Cowboy," "Wine Sisterhood" and "Gem+Jane" trademarks (the “APA”). This Amendment No. 1 is being made to report the entry into the APA between the Company and Ms. Wheatley. Other than as set forth in this Amendment No. 1, no changes have been made to the Initial Form 8-K. The information previously reported in or filed with the Initial Form 8-K is hereby incorporated by reference into this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Form 8-K filed by Vintage Wine Estates, Inc. (the “Company”) on July 20, 2023, the Company and Terry Wheatley entered into a Separation Agreement wherein they agreed to use good faith reasonable efforts to enter into an asset purchase agreement for the sale to Ms. Wheatley of the Company’s intellectual property rights related to its "Purple Cowboy," "Wine Sisterhood" and "Gem+Jane" trademarks (the “APA”). On September 17, 2023, the Company and Ms. Wheatley entered into the APA which is effective as of September 17, 2023 (the “Effective Date”), whereby the Company will sell Ms. Wheatley all of its intellectual property rights related to its "Purple Cowboy," "Wine Sisterhood" and "Gem+Jane" trademarks for a nominal sum. The Company expects to close the transactions governed by the APA in September.

Pursuant to the APA, the Company will hold a worldwide, non-exclusive license to use the Purple Cowboy IP, as defined in the APA, until June 30, 2024 for the purpose of liquidating its existing Purple Cowboy inventory. Pursuant to the APA, Ms. Wheatley is required to purchase, by December 31, 2024, all Purple Cowboy inventory held by the Company that was not sold by June 30, 2024, at cost plus shipping charges. From the Effective Date of the APA to June 30, 2024, the Company has agreed to make sponsorship payments to “Tough Enough to Wear Pink” of all gross profits received from sales of inventory associated with the Purple Cowboy IP. The sponsorship payments are to be made at a rate of $20,000 per month with any adjustment needed to account for remaining gross profits not previously covered by the sponsorship payments to be made in the final payment in July 2024. In the event the sponsorship payments exceed the gross profits received by the Company from sales of Purple Cowboy inventory, Ms. Wheatley is required to refund such excess amount to the Company by July 30, 2024.

Pursuant to the APA, the Company will hold a worldwide, partially non-exclusive and partially exclusive license to use the Wine Sisterhood IP, as defined in the APA, for the purpose of liquidating, and until it has liquidated, its existing inventory associated with the Wine Sisterhood IP. Ms. Wheatley has also agreed to pay the Company a royalty of $1.00 per 9-liter case of “Gem+Jane” branded products sold for a period of three years from the Effective Date.

The description of the APA is not complete and is qualified in its entirety by reference to the APA attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement effective September 17, 2023, between Vintage Wine Estates, Inc. and Terry Wheatley. ◆
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

◆ Indicates management compensatory plan, contract or arrangement.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “expects” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes, including without limitation, the expected timing of the close of the transactions governed by the APA, which may occur after September. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)
Date:	September 21, 2023	By:	/s/ Kristina Johnston
Kristina Johnston Chief Financial Officer